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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DUFF & PHELPS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-8893559 (I.R.S. Employer or Identification No.)
55 East 52nd Street New York, New York (Address of principal executive offices)	10055 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	New York Stock Exchange

        If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒

        If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box.  ☐

        Securities Act registration statement file number to which this form relates: File No. 333-143205

        Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-143205) (the "Registration Statement"), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

        Not applicable.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Duff & Phelps Corporation (Registrant)
Dated: September 20, 2007	By:	/s/ EDWARD S. FORMAN
		Name:	Edward S. Forman
		Title:	Executive Vice President, General Counsel and Secretary

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE